                                                                       EXHIBIT 2

                                POWER OF ATTORNEY

         I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Susan Randall Harbert and David Bohan, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)




Signature                                  Title                                      Date
---------                                  -----                                      ----

                                           President; Chief Executive                 April 14, 2005
/S/ Scott E. Eston                         Officer; Principal Executive
---------------------------                Officer
Scott E. Eston

















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